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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated January 14, 1999, except for Note 12, as to which the date is September 24, 1999, in the Registration Statement (Form S-1, No. 333-85651) and related Prospectus of Cysive, Inc. (formerly Alta Software, Inc.) for the Registration of 3,000,000 shares of its common stock.



                                            /s/ ERNST & YOUNG LLP
Vienna, Virginia                            Ernst & Young LLP
October 14, 1999